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                              ATTORNEYS AT LAW                Palo Alto, CA
                                                              650 843-5000
                                                              Reston, VA
                              380 Interlocken Crescent        703 456-8000
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                              Broomfield, CO                  858 550-6000
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                              Main     720 566-4000           415 693-2000
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                              www.cooley.com

                              JAMES C. T. LINFIELD
                              (720) 566-4010
                              linfieldjct@cooley.com















November 21, 2003


Myogen, Inc.
7575 West 103rd Avenue
Suite 102
Westminster, CO  80021

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Myogen, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of up to 4,023,464 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to its 2003 Equity Incentive Plan and 2003 Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ James C.T. Linfield
   ------------------------------------
    James C. T. Linfield